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                              NEW YORK BANCORP INC.
                            241-02 Northern Boulevard
                           Douglaston, New York 11362


                                    Form 10-Q
                                  June 30, 1997


Exhibit 11.  Statement re:  Computation of Earnings Per Share(1)


                                                  Three Months Ended    Nine Months Ended
                                                       June 30,              June 30,
                                                 --------------------  --------------------
                                                  1997        1996       1997        1996
                                                 -------    ---------  ---------   --------
                                                   (In Thousands, except per share amounts)

Net income....................................   $13,164     $ 9,630    $37,341     $26,634
                                                 =======     =======    =======     =======

Weighted average common shares outstanding....    21,639      23,154     21,966      23,598

Common stock equivalents due to dilutive
 effect of stock options......................     1,008         562      1,010         550
                                                 -------     -------    -------     -------

Total weighted average common shares and
 equivalents outstanding......................    22,647      23,716     22,976      24,148
                                                 =======     =======    =======     =======

Primary earnings per share....................     $ .58       $ .41      $1.63       $1.10
                                                 =======     =======    =======     =======

Total weighted average common shares and
 equivalents outstanding......................    22,647      23,716     22,976      24,148
                                                 =======     =======    =======     =======
Additional  dilutive  shares using  ending
period  market value versus  average
 market value for the period when utilizing the
 treasury stock method regarding stock options        41          34        110         124
                                                 -------     -------    -------     -------

Total shares for fully diluted earnings
 per share...................................     22,648      23,750     23,086      24,282
                                                 =======     =======    =======     =======

Fully diluted earnings per share.............      $ .58       $ .41      $1.62       $1.10
                                                 =======     =======    =======     =======

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(1) Share and per share  information  have been  restated  to fully  reflect the
3-for-2 stock split effective January 23, 1997 and the 4-for-3 stock split effective July 24, 1997.